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                                                                    EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registrations Statement of Form S-3 of United Bancorp, Inc., or our report dated January 13, 1995 on the 1994 consolidated financial statements of United Bancorp, Inc., which report is included in and incorporated by reference in the Annual Report on Form 10-K of United Bancorp, Inc., for December 31, 1994. We consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.



Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP

                               February 21 ,1996

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